SUNAMERICA SENIOR FLOATING RATE FUND, INC.
ARTICLES SUPPLEMENTARY
      	SunAmerica Senior Floating Rate Fund,
Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the 1940
Act ), as an open-end management investment company
(the  Corporation ), hereby certifies to the State
Department of Assessments and Taxation of Maryland
(the  SDAT ) that:
            FIRST: (a) Pursuant to the authority vested in the Board of Directors ( Board of Directors ) of the Corporation by the Maryland General Corporation Law
( MGCL ) and the charter ( Charter ) of the Corporation, the Board of Directors adopted resolutions classifying and designating 500,000,000 shares of common stock, par value $.01 per share (the Common Stock ), of the Corporation, without further classification or designation, as shares of new classes of Common Stock as set forth below:

						CLASS
				NUMBER OF SHARES

AIG Senior Floating Rate Fund Class T
	250,000,000
AIG Senior Floating Rate Fund Class W
	250,000,000
            (b)  The shares reclassified as set forth
immediately above have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of a class of Common Stock as set forth in the Charter.
            SECOND:  Immediately after these Articles
Supplementary are accepted for record by the SDAT, the aggregate number of authorized shares of Common Stock is 1,000,000,000, of which 50,000,000 are shares of
Common Stock without further classification or designation and 950,000,000 are shares of Common
Stock classified and designated as follows:
            CLASS
	NUMBER OF SHARES

AIG Senior Floating Rate Fund Class A
	200,000,000
AIG Senior Floating Rate Fund Class C
	250,000,000
AIG Senior Floating Rate Fund Class T
	250,000,000
AIG Senior Floating Rate Fund Class W
	250,000,000

            THIRD:  The shares of Common Stock have
been classified and designated by the Board of Directors under the authority contained in the Charter. The aggregate number of authorized shares of stock of the Corporation is unchanged by these Articles
Supplementary.

            FOURTH:  These Articles Supplementary
have been approved by the Board of Directors in the manner and by the vote required by law.

            FIFTH:  The undersigned officer of the
Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.


[SIGNATURE PAGE FOLLOWS]


IN WITNESS WHEREOF, the Corporation has
caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Assistant Secretary on this 7th day of March, 2017.


ATTEST:	SUNAMERICA
SENIOR
FLOATING
RATE FUND,
INC.




/s/ Thomas D. Peeney				/s/ John T. Genoy
		(SEAL)
Thomas D. Peeney				John T. Genoy
Assistant Secretary				President
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